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                                                                                                       Exhibit 11
Statement Re Computation of per share earnings

TWELVE MONTHS ENDED DECEMBER 31, 2003

BASIC EARNINGS PER SHARE:

Net Income                                             $3,616,832               =        $2.40
------------------------------------------------       ------------------
Weighted Average Number of Common Shares               1,504,401


DILUTED EARNINGS PER SHARE:

Net Income                                             $3,616,832               =        $3,616,832      =    $2.39
------------------------------------------------       ------------------                ----------
Weighted Average Number of Common Shares               1,504,401+7,846                   1,512,247
Adjusted for Effect of Outstanding Options



THREE MONTHS ENDED DECEMBER 31, 2003

BASIC EARNINGS PER SHARE:

Net Income                                             $1,003,839               =        $0.66
------------------------------------------------       ------------------
Weighted Average Number of Common Shares               1,499,574


DILUTED EARNINGS PER SHARE:

Net Income                                             $1,003,839               =        $1,003,839      =    $0.66
------------------------------------------------       ------------------                ----------
Weighted Average Number of Common Shares               1,499,574+2,778                   1,502,352
Adjusted for Effect of Outstanding Options
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